EXHIBIT 10.44

OLYMPIC STEEL, INC.

OLYMPIC STEEL, INC. 2007 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT (RSU) AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), is entered into as of this [ ] day of (the “Effective Date”), by and between Olympic Steel, Inc., an Ohio corporation (the “Company”), and [                  ] (the “Grantee”).

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Committee desires to provide the Grantee with Restricted Stock Units under the Plan upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the Company and the Grantee agree as follows:

1.         Definitions. Unless otherwise specified in this Agreement, capitalized terms shall have the meanings attributed to them under the Plan.

2.         Grant of Restricted Stock Units. As of the Effective Date, the Company grants to the Grantee, upon the terms and conditions set forth in this Agreement [                  ] Restricted Stock Units (“RSUs”). The RSUs give the Grantee the right to receive one (1) Common Share for each RSU subject to the satisfaction of the vesting requirements set forth in Section 4. The RSUs are granted in accordance with, and subject to, all the terms, conditions and restrictions of the Plan, which is hereby incorporated by reference in its entirety. The Grantee irrevocably agrees to, and accepts, the terms, conditions and restrictions of the Plan and this Agreement on his own behalf and on behalf of any heirs, successors and assigns.

3.         Restrictions on RSUs. The Grantee cannot sell, transfer, assign, hypothecate or otherwise dispose of the RSUs or pledge RSUs as collateral for a loan. In addition, the RSUs will be subject to such other restrictions as the Compensation Committee deems necessary or appropriate.

4.         Vested Interest. If the Grantee continues to be a Director of the Company from the Effective Date until [                  ], his or her Vested Interest will be 100%. Except as otherwise provided herein, if the Grantee does not continue to be a Director of the Company until [                  ] his or her Vested Interest will be 0% and he or she will immediately forfeit the RSUs.

5.         Death, Disability, Retirement and Other Terminations of Service. Notwithstanding the vesting provisions in Section 4 above, if prior to [                  ], the Grantee dies or terminates his or her service as a Director of the Company as a result of a Disability or Retirement or in circumstances that are satisfactory to the Board of Directors, his or her Vested Interest will be 100%.

6.         Change in Control. Notwithstanding the vesting provisions in Section 4 above, if a Change in Control as defined in the Plan has occurred or an event has occurred that the Board of Directors, in the good faith exercise of its discretion, determines to be a Change in Control prior to [                  ], the Grantee’s Vested Interest in the Common Shares will immediately become 100%.

7.         Issuance of Common Shares. The Company will deliver to the Grantee (or his or her Beneficiary or Beneficiaries) the Common Shares to which the Grantee is entitled free and clear of any restrictions (except any applicable securities law restrictions) upon the resignation or any other termination of his or her position as a Director from the Board.

8.         Stockholder Rights After RSUs Vest But Before Payment. During the period commencing on the date that the RSUs vest under Sections 4, 5 or 6 above but before the date the Common Shares are issued pursuant under Section 7 above, the Grantee will not be entitled to vote the Common Shares but will be entitled to receive a credit for payment of any extraordinary dividends declared and paid by the Company on Common Stock in general. The Compensation Committee shall have the sole authority to determine whether a dividend is extraordinary and its decision shall be final and conclusive with respect to the credit and payment of extraordinary dividends under this Agreement. Payment of the credit for extraordinary dividends will be made when the Common Shares are issued to the Grantee under Section 7 above.

9.         Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Company, the Grantee may designate an individual or individuals as his or her Beneficiary or Beneficiaries under the Plan. In the event that the Grantee fails to properly designate a Beneficiary, his or her interests under the Plan will pass to the person or persons in the first of the following classes in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the executor or administrator of estate. Except as the Company may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations upon its receipt and approval by the Designated Representative.

10.         Non-Transferability and Legends. When issued, if the Common Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), they may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the Common Shares have become effective or unless the Grantee establishes to the satisfaction of the Company that an exemption from such registration is available. The Common Shares will bear a legend stating the substance of such restrictions, as well as any other restrictions the Compensation Committee deems necessary or appropriate.

11.         Termination of Agreement. This Agreement will terminate on the earliest of: (i) the date of the Grantee’s resignation or other termination from the Board prior to [                  ], or (ii) the date that the Common Shares are issued to the Grantee. Any terms or conditions of this Agreement that the Company determines are reasonably necessary to effectuate its purposes will survive the termination of this Agreement.

12.         Miscellaneous Provisions.

a.         Effect of Corporate Reorganization or Other Changes. The RSUs issued under this Agreement shall be subject to adjustment as described in Section 3.4 of the Plan.

b.         Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company and the Grantee, and their respective successors, assigns and legal representatives.

c.         Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Grantee and the Company with respect to the grant of RSUs under this Agreement, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

d.         Notice. Any notice relating to this grant must be in writing.

e.         Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.

f.         Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

g.         Amendment, Waiver and Revocation of Terms. The Compensation Committee may waive any term or condition in this Agreement that could have been excluded on the date of grant. No such waiver will be deemed to be a waiver of similar terms under other agreements. The Compensation Committee may amend this Agreement to include or exclude any provision which could have been included in, or excluded from, this Agreement on the date of grant, but only with the Grantee’s written consent. Similarly, the Compensation Committee may revoke this Agreement at any time except that, after execution of the Agreement and its delivery to the Company, revocation may only be accomplished with the Grantee’s written consent.

h.         Plan Administration. The Plan is administered by the Compensation Committee, which has sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Chairman of the Compensation Committee at:

Olympic Steel, Inc.

22901 Millcreek Boulevard, Suite 650

Highland Hills, Ohio 44122

i.         Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Ohio, without giving effect to its principles of conflict of laws.

j.         Incapacity. If the Compensation Committee determines that the Grantee is incompetent by reason of physical or mental disability or a person incapable of handling his or her property, the Compensation Committee may deal directly with or direct any payment or distribution to the guardian, legal representative or person having the care and custody of the incompetent or incapable person. The Compensation Committee may require proof of incompetence, incapacity or guardianship, as it may deem appropriate before making any payment or distribution. In the event of a payment or distribution, the Compensation Committee will have no obligation thereafter to monitor or follow the application of the Shares distributed or amounts so paid. Payments or distributions made pursuant to this paragraph shall completely discharge the Company with respect to such payments or distributions.

k.         It is intended that this Agreement and the compensation and benefits hereunder either be exempt from, or comply with, Internal Revenue Code Section 409A, and this Agreement shall be so construed and administered. In the event that the Company reasonably determines that any compensation or benefits payable under this Agreement may be subject to taxation under Section 409A, the Company, after consultation with the Grantee, shall have the authority to adopt, prospectively or retroactively, such amendments to this Agreement or to take any other actions it determines necessary or appropriate to (a) exempt the compensation and benefits payable under this Agreement from Section 409A or (b) comply with the requirements of Section 409A. In no event, however, shall this section or any other provisions of this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Agreement and the Company shall have no responsibility for tax consequences to Grantee (or his or her beneficiary) resulting from the terms or operation of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has hereunto set his or her hand.

GRANTEE:                                                                                                     OLYMPIC STEEL, INC.

____________________________                                                                 By:

Print Name:                                                                                                      Its:

Date:                                                                                                                 Date: